UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2010

CHINA SHANDONG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-147666	20-8545693
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 530-3431658

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Independent Directors

Effective July 1, 2010, the Board of Directors of China Shandong Industries, Inc. (the “Company”), appointed Fuhua Wu, Man Zhang and Yvonne Zhang to serve as independent directors (each individually, an “Independent Director”) and, collectively, the “Independent Directors”), as defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, for a term of one year.  The Board of Directors (the “Board”) established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee.  All of the Independent Directors will serve on each such committee.  Mr. Yvonne Zhang will serve as the Chairman of the Audit Committee, Ms. Man Zhang will serve as Chairman of the Compensation Committee and Mr. Fuhua Wu will serve as the Chairman of the Nominating and Corporate Governance Committee.

Pursuant to one year letters with the Company, each of Ms. Yvonne Zhang, Mr. Fuhua Wu and Ms. Man Zhang will receive a fee of 10,000 shares of the Company’s common stock, par value 0.0001 per share (the “Common Stock”), payable at the rate of 2,500 shares of Common Stock each quarter.  The Company will provide certain indemnification and reimburse each Independent Director for expenses related to his/her attending meetings of the Board and meetings of committees of the Board.

Fuhua Wu.  Mr. Wu has been a vice president of HeZe Chamber of Commerce of China Chamber of International Commerce from August 2004 to present. From 2009 to present, Mr. Wu has also served as a part time non-executive Director of China JXY Food Limited, a public company listed in Australia.  From October 2006 to July 2007, Mr. Wu worked as a part time special counsel for both China Sunsine Chemical Holdings Limited and Sinostar Pec Holdings Limited, a public company listed in Singapore.  Mr. Wu has published two books, Guide to Overseas Listing and The Key to Open the Financial Door, in 2006 and 2009 respectively.  Mr. Wu also published articles relating to capital markets in Heze Daily from 2007 to 2009.  Mr. Wu received a degree in political science from the Communist Party of China Central University in December 1995.

Man Zhang.  Ms. Zhang has served as a managing director for ZDJH International Investment Limited, from March 2010 to present, where she is in charge of its investment banking and investing business.  From June 2006 to March 2010, Ms. Zhang served as a project partner in the private placement and investment banking department of Joseph Capital LLC, identifying and screening new investment opportunities, building pipelines of investment targets, conducting due diligence and providing financial analysis and structuring potential investments.  In the summer of 2005, Ms. Zhang worked as a MBA intern at Medrad Inc., a medical device healthcare company, where she focused on strategic marketing, financial modeling and valuing potential new investments.  From 2003 to 2005, Ms. Zhang served as a partner for College Laser Clinic (“CLC”), where she was in charge of the expansion of CLC’s new client base and development of its business model and marketing strategies.  From 2000 to 2003, Ms. Zhang was a laser specialist for Sunnybrook & Women’s College health Sciences Center, where she was responsible for sales generation, relationship maintencance and the development of new services for customers.  Ms. Zhang graduated from Shanghai Jiao Tong University with a degree in Science in Biomedical Engineering in June 1996.  Ms. Zhang received a Master of Business Administration (MBA) from Carngie Mellon University, Tepper School of Business in May 2006.

Yvonne Zhang.  Ms. Zhang, founded and has been employed by V-Trust Accounting and Tax Service from July 2007 to the present, where she provided consulting services to Chinese based clients relating to (i) Chinese GAAP and US GAAP reconciliation and conversion, (ii) assisting in ensuring clients’ financial statements and footnotes are prepared in compliance with US GAAP and PCAOB standards, (iii) internal control and auditing, and (iv) assisting in road shows.  From August 2007 to March 2010, Ms. Zhang served as the CFO for Songzai International Holding Group Inc., a public company listed on OTC Bulletin Board.  From June 2005 to June 2006, Ms. Zhang served as the auditor in charge of Kabani & Company, performing full-scope financial statement audits for publicly-traded and privately-held companies including planning, field work, supervising and SEC filings.  From November 2001 to June 2005, Ms. Zhang served as the accounting manager for Koo Chow & Company, where she was in charge of audit and review jobs for companies in a variety of industries, including manufacturing, trading and freight forwarding.  Ms. Zhang received a B.S. in accountancy from California State University in 1999, and is a member of AICPA, CA Society of CPA, and the Institute of Management Accountants.

None of the Independent Directors have any family relationships with any of the executive officers or other directors of the Company.  There have been no transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which the Independent Directors had, or will have, a direct or indirect material interest.

Omnibus Securities and Incentive Plan

On July 1, 2010, the Company adopted the China Shandong Industries, Inc. 2010 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, for purposes of assisting the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and non-employee consultants to, the Company and its affiliates, and to align the interests of such individuals with those of the Company’s stockholders.  The Plan provides for the granting of non-qualified stock options and restricted stock awards.

Grant of Stock Option To Chief Executive Officer

The Company entered into a stock option agreement dated July 1, 2010 (the “Li Stock Option Agreement”) with Jinliang Li, the Company’s Chief Executive Officer and Chairman.  The Li Stock Option Agreement provides for the grant to Mr. Li of a stock option to purchase 2,000,000 shares of Common Stock at an exercise price equal to the lower of (i) the per share price of a share of the Common Stock in the Company’s proposed public offering, and (ii) if no public offering occurs by December 31, 2010, the price so determined by the Board, but in no event shall such price be lower than the market price of a share of Common Stock on the date the Board determines such per share exercise price. The Li Stock Option Agreement is not exercisable until July 2, 2011 and on such date becomes exercisable for a period of ten (10) years with respect to all 2,000,000 shares.

Item 9.01.	Financial Statement and Exhibits

Exhibits

10.1	2010 Omnibus Securities and Incentive Plan *

10.2	Li Stock Option Agreement dated July 1, 2010 *

* Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on
July 2, 2010.

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Shandong Industries, Inc.

Date: July 8, 2010	By:	/s/ Jinliang Li
Name: Jinliang Li Title: Chief Executive Officer